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                    AMENDMENT TO SHAREHOLDERS LOAN AGREEMENT

         This Amendment to Shareholders Loan Agreement, dated July 22, 1997 by and among A.C. Moore Incorporated (the "Company"), William Kaplan ("Kaplan"), and John E. Parker ("Parker", together with Kaplan referred to as the "Shareholders").

         WHEREAS, the Shareholders and Company entered into a certain Shareholders Loan Agreement, dated December 30, 1990 (the "Agreement"); and

         WHEREAS, the Agreement provided for the Shareholders to loan funds to the Company from time to time and as set forth in Section 3 of the Agreement that the Company shall periodically pay to the Shareholders, but not less often than annually, interest on their outstanding loan amounts at the rate equal to that paid by the Corporation to its outside lenders; and

         WHEREAS, effective January 1, 1993, the Company and the Shareholders orally agreed to amend the Agreement to eliminate Section 3 of the Agreement; and

         WHEREAS, from January 1, 1993 forward the loans have been non-interest bearing, with neither the Company having an obligation to pay nor the Shareholders having the right to receive at any time interest under the original terms of the Agreement for any period subsequent to January 1, 1993; and

         WHEREAS, the Company and Shareholders desire to formally memorialize the amendment to the Agreement.

         NOW THEREFORE, intending to be legally bound hereby, the parties agree as follows:

         1. Section 3 of the Agreement shall be amended effective January 1, 1993 to read as follows:

                "Non-Interest Bearing Loans. All loans made to the Corporation pursuant to this Agreement shall bear no interest."

         2. Section 7(b) of the Agreement shall be amended to read in its entirety as follows:

                "(b) Upon the Corporation becoming a public company with its stock registered under the Securities Exchange Act of 1934, the entire unpaid principal of any loans made to the Company by the Shareholders shall be repaid to the Shareholders."

         3. As amended by this Amendment, the Agreement shall continue in full force and effect.

         4. This Agreement may be executed in counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall, together, constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties have executed this Agreement.


                                            /s/ William Kaplan
                                            -----------------------------------
                                            William Kaplan


                                            /s/ John E. Parker
                                            -----------------------------------
                                            John E. Parker


                                            A.C. MOORE INCORPORATED


                                            By: /s/ John E. Parker
                                               --------------------------------
                                                    John E. Parker, President

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